Exhibit 10.19

[EXECUTION COPY]

364-DAY CREDIT AGREEMENT,

dated as of November 27, 2002

among

NOBLE ENERGY, INC.,

as the Borrower,

JPMORGAN CHASE BANK,

as the Administrative Agent for the Lenders,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as the Syndication Agent for the Lenders,

SOCIÉTÉ GÉNÉRALE,

CITIBANK, N.A.

DEUTSCHE BANK AG NEW YORK BRANCH

and

THE ROYAL BANK OF SCOTLAND PLC,

as the Co-Documentation Agents for the Lenders,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as the Lenders

J.P. MORGAN SECURITIES INC.,

as Lead Arranger and Sole Bookrunner

364-DAY CREDIT AGREEMENT

THIS 364-DAY CREDIT AGREEMENT, dated as of November 27, 2002 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among NOBLE ENERGY, INC., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK (“JPMorgan”), as administrative agent (JPMorgan in such capacity, together with any successor(s) thereto in such capacity, the “Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), SOCIÉTÉ GÉNÉRALE, CITIBANK, N.A. DEUTSCHE BANK AG NEW YORK BRANCH and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

The parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1                          Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

“Agents” means the Agent, the Syndication Agent, and the Co-Documentation Agents, together with any successors in any such capacities.

“Agreement” means, on any date, this 364-Day Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Applicable Facility Fee Rate” means the number of basis points per annum (based on a year of 360 days) set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Facility Fee Rate
Level I	12.5
Level II	15.0
Level III	17.5
Level IV	20.0
Level V	25.0

In the event that any outstanding Revolving Loans are converted to Term Loans pursuant to Section 2.1.2, then the Applicable Facility Fee Rate shall be increased by 25.0 basis points.  Changes in the Applicable Facility Fee Rate will occur automatically without prior notice.  The Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Facility Fee Rate.

“Applicable Margin” means on any date and with respect to each Eurodollar Loan the number of basis points per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Utilization less than or equal to 25%	Utilization greater than 25%
Level I	62.5	87.5
Level II	72.5	97.5
Level III	82.5	107.5
Level IV	105.0	130.0
Level V	125.0	150.0

In the event that any outstanding Revolving Loans are converted to Term Loans pursuant to Section 2.1.2, then the Applicable Margin as to such Loans shall be increased by 0.25%.  Changes in the Applicable Margin will occur automatically without prior notice.  The Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Margin.

“Applicable Rating Level” means (i) at any time that Moody’s and S&P have the equivalent rating or split ratings of not more than one rating differential of the Borrower’s senior unsecured long-term debt, the level set forth in the chart below under the heading “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is the higher of the two if split ratings or opposite the ratings under the headings “Moody’s” and “S&P” if equivalent, and (ii) at any time that Moody’s and S&P have split ratings of more than one rating differential of the Borrower’s senior unsecured long-term debt, the level set forth in the chart below under the “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is one notch higher than the lower of the two ratings.

Applicable Rating Level	Moody’s	S&P
Level I	>A3	>A-
Level II	Baa1	BBB+
Level III	Baa2	BBB
Level IV	Baa3	BBB-
Level V	<Ba1	<BB+

For example, if the Moody’s rating is Baa1 and the S&P rating is BBB, Level II shall apply.

For purposes of the foregoing, (i) “>“ means a rating equal to or more favorable than; “<“ means a rating equal to or less favorable than; “>“ means a rating greater than; “<“ means a rating less than; (ii) if a rating for the Borrower’s senior unsecured long-term debt is not available from one of the Rating Agencies, the Applicable Rating Level will be based on the rating of the other Rating Agency; (iii) if ratings for the Borrower’s senior unsecured long-term debt is available from neither S&P nor Moody’s, Level V shall be deemed applicable; (iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level V shall apply.

“Arranger” means J.P. Morgan Securities Inc., in its capacity as sole lead arranger.

“Assignee Lender” is defined in Section 10.10.1.

“Authorized Officer” means, relative to the Borrower, the President, any Senior Vice President, the Treasurer or the Secretary of the Borrower, or any other officer of the Borrower specified as such to the Agent in writing by any of the aforementioned officers of the Borrower.

“Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by JPMorgan at its Domestic Office as its base rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Agent plus ½%.  The Base Rate is not necessarily intended to be the lowest rate of interest determined by JPMorgan in connection with extensions of credit.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate.  The Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Borrower” is defined in the preamble, and includes its permitted successors and assigns.

“Borrowing” means any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Loans.

“Borrowing Date” means a date on which a Borrowing is made hereunder.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.5 hereto.

“Business Day” means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Borrowing, any day on which dealings in Dollars are carried on in the London and New York Eurodollar interbank market.

“Capitalization” means the sum, at any time outstanding and without duplication, of (i) Debt plus (ii) Stockholders’ Equity.

“Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (b) the failure of the Borrower to own, free and clear of all Liens or encumbrances (other than non-consensual Liens or encumbrances which are not material or which are fully discharged or with respect to obligations which are fully bonded, in either case within thirty (30) days after the imposition of such Lien or encumbrance) at least 100% of the outstanding shares of voting stock of SOC on a fully diluted basis.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Co-Documentation Agent” and “Co-Documentation Agents” are defined in the preamble.

“Commitment” means, as to any Lender, the obligation, if any, of such Lender to make Loans pursuant to Section 2.1.1 or Section 2.1.2 of this Agreement in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Lender’s name on Schedule II, as the same may be reduced or adjusted from time to time in accordance with this Agreement, including Sections 2.3.

“Commitment Amount” means, on any date, $200,000,000, as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement, including Section 2.3 and Section 2.9.

“Commitment Termination Event” means (a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.9; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.6 hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Debt” means the consolidated Indebtedness of the Borrower and its Subsidiaries.

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Margin” means two percent (2%).

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United

States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EBITDAX” means, for any period, the sum of (i) the consolidated net income of the Borrower and its Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles plus (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion, amortization and exploration expenses plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes.

“EDC” means Energy Development Corporation, a New Jersey corporation, and its permitted successors and assigns.

“Effective Date” means the date on which the conditions specified in Article V are satisfied (or waived in accordance with Section 10.1).

“Environmental Law”  means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any Subsidiary is party or which are applicable to the Borrower or any Subsidiary (whether or not by consent), and any provision or condition of any governmental permit, license or other operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Eurodollar Borrowing” means a borrowing hereunder consisting of the aggregate amount of the several Eurodollar Loans made by all or some of the Lenders to the Borrower, at the same time, at the same interest rate and for the same Interest Period.

“Eurodollar Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

“Eurodollar Rate” means, relative to any Interest Period for Eurodollar Loans, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate  at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period

“Event of Default” is defined in Section 8.1.

“Existing Credit Facility” means that certain 364-Day Credit Agreement, dated as of November 30, 2001, among the Borrower (formerly known as Noble Affiliates, Inc.), JP Morgan Chase Bank, as administrative agent, and the lenders and the agents party thereto, and the other agreements or instruments executed and delivered in connection with, or as security for the payment or performance of the obligations thereunder, as such agreements may have been amended, supplemented or restated from time to time.

“Facility” is defined in Section 2.1.

“Federal Funds Rate” means, for any day, the average rate quoted to the Agent at approximately 11:00 a.m. (Central time) on such day (or, if such day is not a Business Day, on the next preceding Business Day) for overnight Federal Funds transactions arranged by New York Federal Funds brokers selected by the Agent.

“Fee Letter” is defined in Section 3.3.2.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Five Year Credit Agreement” means that certain Credit Agreement, dated as of November 30, 2001, among the Borrower, JPMorgan Chase Bank, as administrative agent, and the lenders and the agents party thereto, as such agreement may be amended, supplemented or restated from time to time.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Guaranteed Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s Guaranteed Liability shall be the lesser of (i) the limitation on such Person’s liability , if any, set forth in such agreement, undertaking or arrangement or (ii) the outstanding principal amount of the Indebtedness guaranteed thereby.  Guaranteed Liabilities shall exclude any act or agreement in connection with any financing of a project owned by any Person that either (A) guarantees performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or a portion of the project that is financed, except during any period, and then only to the extent, that such act or agreement is a guarantee of payment of such financing or (B) the obligation to pay or perform under which is contingent upon the occurrence of an event or condition which has not occurred, other than notice, the passage of time or such financing or any part thereof becoming due; provided, however, to the extent that any partial payment is required to be made under any such act or agreement providing for a contingent payment obligation as described in clause (B) above, “Guaranteed Liability” shall be deemed to include an amount equal to four (4) times such amount required to be paid during the Fiscal Quarter most recently ended, up to the full amount of the Guaranteed Liability as specified in the immediately preceding sentence.

“Hazardous Material” means:  (i) any “hazardous substance”, as defined by CERCLA; (ii) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum, crude oil or any fraction thereof; (iv) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (v) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. § 2011 et. seq., and any amendments or reauthorizations thereof; (vi) asbestos-containing materials in any form or condition; or (vii) polychlorinated biphenyls in any form or condition.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

“Herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification (a) which is of a “going concern” or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

“Including” means including without limiting the generality of any description preceding such term.

“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations relative to banker’s acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business), (e) Indebtedness of another Person of the type described in clauses (a), (b), (c) or (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (such Indebtedness being the lesser of (i) the value of such property on the books of such Person or (ii) the outstanding principal amount of such Indebtedness); and (f) all Guaranteed Liabilities of such Person in respect of any of the foregoing.  For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer except to the extent that such Indebtedness by its terms is expressly non-recourse to such general partner or joint venturer.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Information” is defined in Section 10.12.

“Interest Period” means, with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.5, provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the Maturity Date.

“JPMorgan” is defined in the preamble, and includes its successors and assigns.

“Law” means any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of and agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit 10.10 hereto.

“Lender Certificate” is defined in Section 2.9.

“Lenders” means the financial institutions listed on the signature pages hereto and their respective successors and assigns in accordance with Section 10.10 (including any commercial lending institution becoming a party hereto pursuant to a Lender Assignment Agreement) or otherwise by operation of law.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or the performance of an obligation.

“Loan” shall mean the Revolving Loans and the Term Loans.

“Loan Advances” means the Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

“Loan Documents” means this Agreement, each Borrowing Request, each Borrowing Notice, the Fee Letter, any note, together in each case with all exhibits, schedules and attachments thereto, and all other agreements and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

“Margin Stock” means “margin stock” within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries

(taken as a whole) or (ii) the ability of the Borrower to perform its payment obligations under any of the Loan Documents.

“Maturity Date” shall mean the earlier of:

(a)                                  the date occurring 364 days after the Term Commitment Termination Date; and

(c)                                  the date on which the Obligations have become due and payable in full pursuant to the terms of Article VIII.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and each other Loan Document.

“Organic Document” means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

“Participant” is defined in Section 10.10.

“Payment Date” is defined in Section 3.2.3.

“Payment Office” means the principal office of the Administrative Agent, presently located at JPMorgan Chase Bank, Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention: Muniram Appanna.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined  in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth in Schedule II attached hereto or set forth in the most recent Lender Assignment Agreement executed by such Lender, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.10 and as such percentage may be adjusted from time to time pursuant to Section 2.9.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Quarterly Payment Date” means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Rating Agency” means either of S&P or Moody’s.

“Regulation U” means any of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America (the “Board”) from time to time in effect and shall include any successor or other regulations or official interpretations of the Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

“Release” means a “release”, as such term is defined in CERCLA.

“Required Lenders” means Lenders in the aggregate holding greater than 50% of the aggregate unpaid principal amount of the outstanding Borrowings and if no Borrowings are outstanding, Lenders having greater than 50% of the then Total Commitment.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Commitment” shall mean, as to any Lender, the obligation, if any, of such Lender to make Loans pursuant to Sections 2.1.1 of this Agreement in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Lender’s name on Schedule III, as the same may be reduced, increased or adjusted from time to time in accordance with this Agreement, including Sections 2.3.

“Revolving Commitment Termination Date” shall mean the earliest of:

(a)                                  November 26, 2003;

(b)                                 the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to the terms of Section 2.3; and

(c)                                  the date on which the Revolving Commitments are terminated in full and reduced to zero pursuant to the terms of Article VIII.

“Revolving Loans” shall mean the loans provided for in Section 2.1.1 hereof.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto that is a nationally-recognized rating agency.

“SOC” means Samedan Oil Corporation, a Delaware corporation, and its permitted successors and assigns.

“Solvent” means, with respect to any Person at any time, a condition under which: a) the fair saleable value of such Person’s assets is, on the date of determination, greater than the total amount of such Person’s liabilities (including contingent and unliquidated liabilities) at such time; b) such Person is able to pay all of its liabilities as such liabilities mature; and c) such Person does not have unreasonably small capital with which to conduct its business.  For purposes of this definition (i) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the “fair saleable value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

“Stockholders’ Equity” means, as of the time of any determination thereof is to be made, shareholders’ equity of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP plus the absolute cumulative amount by which such stockholders’ equity shall have been reduced by reason of non-cash write downs of oil and gas assets from time to time after the Effective Date.

“Subsidiary” means any subsidiary of the Borrower.

“subsidiary” means, with respect to any Person, (a) any corporation, limited liability company or other business entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation, limited liability company or other business entity (irrespective of whether at the time equity interests of any other class or classes of such corporation, limited liability company or other business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person holds more than 50% of the outstanding general partner interests.

“Syndication Agent” is defined in the preamble.

“Taxes” is defined in Section 4.6.

“Term Commitment” shall mean, as to any Lender, such Lender’s obligation to make Term Loans pursuant to Section 2.1.2 of this Agreement in an aggregate principal amount equal to the lesser of (i) the aggregate Revolving Loans outstanding to such Lender as of the Revolving

Commitment Termination Date or (ii) such Lender’s Revolving Commitment in effect as of the Revolving Commitment Termination Date.

“Term Commitment Termination Date” shall mean the earlier of:

(a)                                  the Business Day after the Revolving Commitment Termination Date; and

(b)                                 the date on which the Revolving Commitments otherwise are terminated in full and reduced to zero pursuant to the terms of Article VIII.

Upon the occurrence of any event described in clause (b), the Term Commitments shall terminate automatically and without any further action.

“Term Loans” shall mean the loans provided for in Section 2.1.2 hereof.

“364-Day Total Commitment” means (i) on or prior to the Revolving Commitment Termination Date, the then effective Total Commitment under this Agreement, or (ii) after the Revolving Commitment Termination Date, the then outstanding principal amount of Term Loans under this Agreement.

“Total Asset Value” means, at any time with respect to any assets, the book value of such assets determined in accordance with GAAP.

“Total Commitment” means the aggregate of all the Lenders’ Commitments.

“Total Debt to Capitalization Ratio” means the ratio of (a) Debt to (b) Capitalization.

“Total Interest Expense” means with respect to any period for which a determination thereof is to be made, interest expense of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Loan.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unrestricted Subsidiary” means any Subsidiary that is designated on Schedule 6.8 as such or which the Borrower has designated in writing to the Agent to be an Unrestricted Subsidiary pursuant to Section 7.1.8, and, in either case, which the Borrower has not designated to be a Restricted Subsidiary pursuant to Section 7.1.8.

“Utilization” means, at any time, the ratio (expressed as a percentage) of (i) the sum of (A) the outstanding principal amount of Loans under this Agreement plus (B) the outstanding principal amount of “Loans” (as such term is defined in the Five Year Credit Agreement) under the Five Year Credit Agreement to (ii) the sum of (X) 364-Day Total Commitment plus (Y) the then effective Total Commitment under the Five Year Credit Agreement.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA.

SECTION 1.2                                                  Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Borrowing Request, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3                                                  Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4                                                  Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in Section 6.5.

ARTICLE II
THE FACILITY AND BORROWING PROCEDURES

SECTION 2.1                                                  Facility.  The Lenders grant to the Borrower a credit facility (the “Facility”) pursuant to which, and upon the terms and subject to the conditions herein set out and provided that no Default or Event of Default has occurred and is continuing from time to time on any Business Day, each Lender severally agrees to make Loans in U.S. Dollars to the Borrower equal to such Lender’s Percentage of the aggregate amount of Loans requested by the Borrower to be made on such day.

SECTION 2.1.1                      Revolving Loans.  From time to time on or after the date hereof and prior to the Revolving Commitment Termination Date, each Lender shall make Revolving Loans under this Section to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Revolving Commitment.  Subject to the conditions herein, any such Loan repaid prior to the Revolving Commitment Termination Date may be reborrowed pursuant to the terms of this Agreement

SECTION 2.1.2                                                                 Term Loans.  Subject to the terms and conditions of this Agreement, on the Revolving Commitment Termination Date (unless such date shall occur as a result of clause (c) of the definition thereof), each Lender will make one Term Loan to the Borrower up to but not exceeding such Lender’s Term Commitment.  No amounts paid or prepaid with respect to the Term Loan may be reborrowed.  Eurodollar Loans for which the Interest Period shall not have terminated as of the Revolving Commitment Termination Date shall be continued as Eurodollar Loans for the applicable Interest Period and Base Rate Loans shall be continued as Base Rate Loans after the Revolving Commitment Termination Date, in each case subject to further elections pursuant to Section 2.6.  Any principal repayments received on the Revolving Commitment Termination Date for Revolving Loans not converted into Term Loans shall be applied first to Base Rate Loans and, after Base Rate Loans have been paid in full, to Eurodollar Loans, unless the Borrower shall have otherwise instructed the Agent in writing.  Upon a Lender making such Term Loan, its Term Commitment shall terminate and it shall have no further Revolving Commitment to make Revolving Loans or Term Commitment to make Term Loans.

SECTION 2.1.3                                                                 Availability of Facility.  No Lender shall be permitted or required to make (i) any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of all Lenders would exceed the Commitment Amount, or (ii) any Loan if, after giving effect thereto, the aggregate amount of all Loans of such Lender would exceed the Lender’s Percentage of the Commitment Amount.

SECTION 2.2                          [Intentionally Omitted]

SECTION 2.3                          Reduction of Commitment Amount.  The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days’ prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000.

SECTION 2.4                          Base Rate Loans and Eurodollar Loans.  Subject to the terms and conditions set forth in Article V, each Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request, it being understood that Loans made to the Borrower on any date may be either Eurodollar Loans or Base Rate Loans or a combination thereof.  As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing its Eurodollar Office to make such Eurodollar Loan; provided, however, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Eurodollar Office.

SECTION 2.5                          Borrowing Procedures for Loans.  The Borrower shall give the Agent prior written or telegraphic notice pursuant to a Borrowing Request (in substantially the form of Exhibit 2.5 hereto) of each proposed Borrowing or continuation, and as to whether such Borrowing or continuation is to be of Revolving Loans or Term Loans and Base Rate Loans or Eurodollar Loans, as follows:

SECTION 2.5.1                                                                 Base Rate Loans.  The Agent shall receive written or telegraphic notice from the Borrower on or before 2:00 p.m. Central time one (1) Business Day prior to the date of such Borrowing and amount of such Borrowing (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000), and the Agent shall advise each Lender thereof promptly thereafter.  Not later than 10:00 a.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender’s Percentage of the requested Base Rate Loan.  Upon fulfillment of the applicable conditions set forth in Article V with respect to such Base Rate Loan, the Agent shall make available to the Borrower the proceeds of each Base

Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

SECTION 2.5.2                                                                 Eurodollar Loans.  The Agent shall receive written or telegraphic notice pursuant to a Borrowing Request from the Borrower on or before 10:00 a.m. Central time, at least three (3) Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan, of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000), and the duration of the initial Eurodollar Interest Period with respect thereto, and the Agent shall advise each Lender thereof promptly thereafter.  Not later than 10:00 a.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender’s Percentage of the requested Eurodollar Loan.  Upon fulfillment of the applicable conditions set forth in Article V with respect to such Eurodollar Loan, the Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

SECTION 2.6                          Continuation and Conversion Elections.  By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., Central time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days’ notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of any Borrowings be, (i) in the case of Base Rate Loans, converted into Eurodollar Loans, or (ii) in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan of such Type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Default has occurred and is continuing.

SECTION 2.7                          Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing, as the case may be, Dollar deposits in its Eurodollar Office’s interbank eurodollar market.

SECTION 2.8                          Repayment of Loans; Evidence of Debt.

(a)                                  The Borrower hereby unconditionally promises to pay, unless otherwise provided in this Agreement, (i) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Commitment Termination Date, and (ii) to the Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Maturity Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.10.1) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.9                          Addition of Lenders and Increase in Commitment Amount.  It is agreed by the parties hereto that, at any time before the Revolving Commitment Termination Date, one or more financial institutions selected by the Borrower and acceptable to the Agent, in the Agent’s reasonable discretion, may become a Lender under this Agreement, or any existing Lender may increase its Commitment, in each case in an amount approved by Borrower, by executing and delivering to the Borrower and the Agent a certificate substantially in the form of Exhibit 2.9 hereto (a “Lender Certificate”).  Upon receipt and agreement by the Borrower and the Agent of any such Lender Certificate, (a) the aggregate amount of the Commitments of the Lenders (including any Person that becomes a Lender by delivery of such a Lender Certificate) automatically without further action by the Borrower, the Agent or any Lender shall be increased by the amount indicated in such Lender Certificate (but not in excess of $100,000,000 in the aggregate for all such increases in the Commitments pursuant to this Section 2.9) on the effective date set forth in such Lender Certificate (such increased amount herein the “Increased

Commitment Amount”), (b) Schedule II attached hereto shall be amended to add such Revolving Commitment of such additional Lender or to reflect the increase in the Revolving Commitment of an existing Lender and the Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or in the increase in the Revolving Commitment of an existing Lender, and (c) any such additional Lender shall be deemed to be a party in all respect to this Agreement and the other Loan Documents.

ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1                          Repayments and Prepayments.  The Borrower shall repay in full (i) the unpaid principal amount of each Revolving Loan upon the Revolving Commitment Termination Date unless any such Loans are continued as Term Loans as provided in Section 2.1.2, and (ii) the unpaid principal amount of each Term Loan on the Maturity Date.  Prior thereto, the Borrower

(a)                                  may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) all such voluntary prepayments shall require at least three Business Days’ prior written notice to the Agent; and (iii) all such voluntary partial prepayments shall be in an minimum amount of $10,000,000 and an integral multiple of $1,000,000; and

(b)                                 shall, immediately upon any acceleration of the Maturity Date pursuant to Section 8.2 or Section 8.3, repay all Loans unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of Loans shall be applied, to the extent of such prepayment, in the inverse order of maturity.  Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.  No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

SECTION 3.2                          Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1                                                                 Rates.  Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Base Rate from time to time in effect; and (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin.  All Eurodollar Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Borrowing.

SECTION 3.2.2                                                                 Post-Maturity Rates.  After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Default Margin.

SECTION 3.2.3                                                                 Payment Dates.  Interest accrued on each Borrowing shall be payable, without duplication on the following dates (each a “Payment Date”): (a) on the Maturity Date; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount of such principal prepaid or repaid; (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to Eurodollar Borrowings, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, every three months from the first day of such Interest Period); (e) with respect to any portion of Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and (f) on that portion of any Borrowings the applicable Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3                          Fees.  The Borrower agrees to pay the fees set forth in this Section 3.3.  All such fees shall be non-refundable.

SECTION 3.3.1                                                                 Facility Fee.  The Borrower agrees to pay to the Agent for the account of each Lender a facility fee in an amount equal to the product of the Applicable Facility Fee Rate times such Lender’s Percentage of Revolving Commitments times the Commitment Amount.  Accrued facility fees shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date.

SECTION 3.3.2                                                                 Agent’s Fees.  The Borrower agrees to pay to the Agent for its own account, all fees (including any fees pursuant to Section 2.2.8) pursuant to that certain fee letter agreement, dated October 23, 2002, between the Borrower and the Agent, as amended from time to time (the “Fee Letter”).

SECTION 3.3.3                                                                 Payment Office.  The Borrower shall make all payments to the Agent at the Payment Office.

ARTICLE IV
CERTAIN EURODOLLAR AND OTHER PROVISIONS

SECTION 4.1                          Eurodollar Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Borrowing as, or to convert any Borrowing into, a Eurodollar Borrowing, the obligations of such Lender to make, continue, maintain or convert any such Borrowings shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Borrowings shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; provided, however, that the obligation of such Lender to make, continue, maintain or convert any such Eurodollar Borrowings shall remain unaffected if such Lender can designate a different Eurodollar Office for the making, continuance, maintenance or conversion of Eurodollar Borrowings and such designation will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.2                          Deposits Unavailable or Eurodollar Interest Rate Unascertainable.  If the Agent shall have determined that, by reason of circumstances affecting the Agent’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Borrowings, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.5.2 and Section 2.6 to make or continue any Borrowings as, or to convert any Borrowings into, Eurodollar Borrowings shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3                          Increased Eurodollar Borrowing Costs, etc.  The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Borrowings as, or of converting (or of its obligation to convert) any Borrowings into, Eurodollar Borrowings.  Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that such Lender shall designate a different Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.  Such additional amounts shall be payable by the Borrower directly to such Lender within fifteen days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of the amount payable by the Borrower.

SECTION 4.4                          Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a Eurodollar Borrowing) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Borrowings on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (b) any Borrowings not being made as Eurodollar Borrowings in accordance with the Borrowing Request, as the case may be, therefor, (c) any Borrowings not being continued as, or converted into, Eurodollar Borrowings in accordance with the Continuation/Conversion Notice, or (d) the assignment of any Eurodollar Borrowing other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.10, therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

SECTION 4.5                          Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Commitments or the Borrowings made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay directly to such Lender, within fifteen days, additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, however, that such Lender shall designate a different Domestic or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.  A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.  In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable.

SECTION 4.6                          Taxes.  All payments by the Borrower of principal of, and interest on, the Borrowings and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will, within fifteen days (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

If any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided that the Borrower will not be obligated to pay such additional amounts to the Agent or such Lender to the extent that such additional amounts shall have been incurred as a consequence of the Agent’s or such Lender’s gross negligence or willful misconduct, as the case may be.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments of the Loans under this Agreement, execute and deliver to the Borrower and the Agent, on or about the first scheduled Payment Date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Form W-8 BEN or Form W-8 ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes, and shall (but only so long as such Lender remains lawfully able to do so) deliver to the Borrower  and the Agent additional copies of such forms on or before the date that such forms expire or become obsolete or after the occurrence of an event requiring a change in the most recent form so delivered by it and such amendments thereto as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or fees or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.  If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of “Taxes”.  For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the forms required pursuant to this paragraph, if any (other than if such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such form; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its applicable Eurodollar or Domestic Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender, is not otherwise disadvantageous to such Lender.  No Lender shall be entitled to receive any greater payment under this Section as a result of the designation by such Lender of a different applicable Eurodollar or Domestic Office after the date hereof, unless such designation is made with the Borrower’s prior written consent or by reason of the provisions of Sections 4.1, 4.3 or 4.5 requiring such Lender to designate a different applicable Eurodollar or Domestic Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 4.7                          Special Fees in Respect of Reserve Requirements.  With respect to Eurodollar Borrowings, the Borrower agrees to pay to each Lender on appropriate Payment

Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Rate in Section 1.1), (ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Borrowings or the office of such Lender where its Eurodollar Borrowings are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law.  A written notice as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and shall be rebuttable presumptive evidence of such cost or change.  The Borrower will not be responsible for paying any amounts pursuant to this Section accruing prior to 180 days prior to the receipt by the Borrower of the written notice referred to in the preceding sentence.  Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

SECTION 4.8                          Payments, Computations, etc.  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Central time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day.  The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days).  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period” with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.9                          Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (a) the amount of such selling Lender’s required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.10                    Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc.  If any Lender shall claim the inability to make or maintain Eurodollar Borrowings pursuant to Section 4.1 above, if any Lender is owed increased costs under Section 4.5 above, if any payment to any Lender by the Borrower is subject to any withholding tax pursuant to Section 4.6 above, or if any Lender is owed any cost or expense pursuant to Section 4.7 above, the Borrower shall have the right, if no Event of Default or Default then exists, to replace such Lender with another bank or financial institution provided that (i) if it is not a Lender or an Affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agent and (ii) such bank or financial institution shall unconditionally purchase, in accordance with Section 10.10 hereof, all of such Lender’s rights and obligations under this Agreement and the other Loan Documents and the appropriate pro rata share of such Lender’s Loans and Commitments, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Loans payable to such Lender, plus any accrued but unpaid interest on such Loans, plus accrued but unpaid fees in respect of such Lender’s Borrowings and Percentage of the Commitments hereunder to the date of such purchase on a date therein specified.  The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above, any amounts  payable under Section 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; provided, that if such bank or financial institution fails to purchase such rights and obligations, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under Sections 4.1, 4.5, 4.6, and 4.7 above to such Lender.

SECTION 4.11                    Maximum Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Agent and each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Agent or such Lender limiting rates of interest which may be charged or collected by the Agent or such Lender.  Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the Agent or a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Agent or such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the “Highest Lawful Rate”), and any excess shall be credited to the Borrower by the Agent or such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to the Agent or such Lender for the use, forbearance and detention of the Indebtedness of the Borrower to the Agent or such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 4.1 together with any other fees payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Agent or such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Agent or such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to the Agent or such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section.  For purposes of Section 303.201 of the Texas Finance Code, as amended, to the extent, if any, applicable to the Agent or a Lender, the Borrower agrees that the Highest Lawful Rate shall be the “indicated (weekly) rate ceiling” as defined in said Section, provided that the Agent or such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to the Agent or such Lender if greater.  Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or the other Loan Documents.

ARTICLE V
CONDITIONS

SECTION 5.1                          Effective Date.  The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior satisfaction, or waiver in writing by the Agent (with the consent of Required Lenders) of each of the conditions precedent set forth in this Section 5.1.

SECTION 5.1.1                                                                 Resolutions, etc.  The Agent shall have received from the Borrower a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and (b) the incumbency and signatures of its Authorized Officers, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

SECTION 5.1.2                                                                 [Intentionally omitted].

SECTION 5.1.3                                                                 Opinion of Counsel.  The Agent shall have received a favorable opinion, dated the Effective Date and addressed to the Agent and all Lenders, from Thompson & Knight L.L.P., counsel to the Borrower, substantially in the form of Exhibit 5.1.3 hereto.

SECTION 5.1.4                                                                 Fee Letters, Closing Fees, Expenses, etc.  The Agent shall have received the Fee Letter duly executed by the Borrower.  The Agent shall also have received for its own account, or for the account of the Arranger and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

SECTION 5.1.5                                                                 Material Adverse Change.  There shall have been no material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of any of the Borrower and its consolidated Subsidiaries taken as a whole since June 30, 2002, except as disclosed in Item 5.1.5 (“Material Adverse Change”) of the Disclosure Schedule.

SECTION 5.1.6                                                                 Existing Credit Facility.  The Agent shall have received satisfactory proof of the Borrower’s termination of the Existing Credit Facility and any obligations of the Borrower in connection therewith on the Effective Date.

SECTION 5.1.7                                                                 Other Documents.  Such other documents as the Agent or any Lender may have reasonably requested.

SECTION 5.2                          All Borrowings.  The obligation of each Lender to fund any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section.

SECTION 5.2.1                                                                 Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct (a) the representations and warranties set forth in Article VI shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.2.2                                                                 Borrowing Request.  The Agent shall have received a Borrowing Request for such Borrowing.  Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3                                                                 Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

SECTION 6.1                          Organization, etc.  The Borrower and each of its Restricted Subsidiaries is a corporation, partnership, limited partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals will not have a Material Adverse Effect).

SECTION 6.2                          Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the Borrower’s participation in any transaction contemplated herein are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower’s Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 6.3                          Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document to which it is a party, or for the Borrower’s participation in any transaction contemplated herein, except as have been obtained.  Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.4                          Validity, etc.  This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 6.5                          Financial Information.  The balance sheets of the Borrower and each of its consolidated Subsidiaries as at June 30, 2002 and the related statements of earnings and cash flow, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended except as disclosed in Item 6.5 (“Financial Information”) of the Disclosure Schedule.

SECTION 6.6                          No Material Adverse Change.  As of the Effective Date, since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Restricted Subsidiaries (on a consolidated basis), except as disclosed in Item 5.1.5 (“Material Adverse Change”) of the Disclosure Schedule.

SECTION 6.7                          Litigation, Labor Controversies, etc.  As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Restricted Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, and the rights and remedies of the Agent and the Lenders under, this Agreement or any other Loan Document, except as disclosed in Item 6.7 (“Litigation”) of the Disclosure Schedule.

SECTION 6.8                          Subsidiaries.  Schedule 6.8 sets forth the name, the identity or corporate structure and the ownership interest of each direct or indirect Subsidiary as of the Effective Date.  Schedule 6.8 also sets forth the name of each Restricted Subsidiary and Unrestricted Subsidiary as of the Effective Date. As of the Effective Date, the Borrower does not have any Subsidiaries other than the Subsidiaries identified in Schedule 6.8.

SECTION 6.9                          Taxes.  The Borrower, each of its Restricted Subsidiaries and each of its Unrestricted Subsidiaries which is a member of the Borrower’s consolidated U.S. federal income tax group has filed all federal tax returns and reports and all material state tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books except such returns and taxes for jurisdictions other than the United States with respect to which the failure to file and pay such taxes would not have a Material Adverse Effect.

SECTION 6.10                    Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty which could reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Item 6.10 (“Employee Benefit Plans”) of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 6.11                    Environmental Warranties and Compliance.  The liabilities and costs of the Borrower and its consolidated Restricted Subsidiaries related to compliance with applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.12                    Regulation U.  None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U.

SECTION 6.13                    Accuracy of Information.  No certificate, statement or other information delivered herewith or hereto by or on behalf of the Borrower in writing to the Agent  or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a fact or omits to state any fact known to the Borrower or its Subsidiaries necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.14                    Use of Proceeds.  The proceeds of each Borrowing shall be used for the general corporate purposes of the Borrower and its Subsidiaries.  No proceeds of any Borrowing shall be used to make any investment in any Person if the board of directors or other governing body of such Person has announced its opposition to such investment.

ARTICLE VII
COVENANTS

SECTION 7.1                          Affirmative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1                                                                 Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

(a)                                  as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal

Quarter, certified by the chief financial Authorized Officer of the Borrower as having been prepared in accordance with GAAP;

(b)                                 as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) as having been prepared in accordance with GAAP in a manner acceptable to the Agent and the Required Lenders by independent public accountants of recognized national standing;

(c)                                  as soon as available and in any at the time of each delivery of financial reports under subsections (a) and (b) of this Section 7.1.1, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.3;

(d)                                 promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of the chief executive officer or the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e)                                  promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in Section 6.7 which would have or reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto requested by the Agent or any Lender;

(f)                                    promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(g)                                 immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any liability, fine or penalty, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit which would have or could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

(h)                                 such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

SECTION 7.1.2                                                                 Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply with all Laws, such compliance to include, without limitation: (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws; except; in each case, where the failure to so comply would not have or would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.1.3                                                                 Maintenance of Properties.  The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.1.4                                                                 Insurance.  The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations.

SECTION 7.1.5                                                                 Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; provided, however, that prior notice to the Borrower shall not be required if an Event of Default has occurred or is continuing.

SECTION 7.1.6                                                                 Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, cause all material properties and businesses to be regularly conducted, operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.1.7                                                                 Subsidiaries; Unrestricted Subsidiaries.  The Borrower shall:

(a)                                  if any additional Subsidiary is formed or acquired after the Effective Date, notify the Agent thereof and whether such Subsidiary is an Unrestricted Subsidiary or a Restricted Subsidiary.

(b)                                 cause the management, business and affairs of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(c)                                  except as permitted by Section 7.2.5, will not, and will not permit any of the Restricted Subsidiaries to incur any Guaranteed Liabilities in respect of any Indebtedness of any of the Unrestricted Subsidiaries; and

(d)                                 will not permit any Unrestricted Subsidiary to hold any equity or other ownership interest in, or any Indebtedness of, any Restricted Subsidiary.

SECTION 7.1.8                                                                 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)                                  Unless designated as an Unrestricted Subsidiary on Schedule 6.8 as of the date of this Agreement or thereafter in writing to the Agent, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)                                 The Borrower may designate any Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary if (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), and (ii) after giving effect to such designation, no Default or Event of Default would exist; provided, however, that the Borrower may not designate either EDC or SOC as Unrestricted Subsidiaries.  Except as provided in this Section, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)                                  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), and (ii) after giving effect to such designation, no Default or Event of Default would exist.

SECTION 7.2                          Negative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1                                                                 Business Activities.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity if, as a result thereof, the Borrower and its Restricted Subsidiaries taken as a whole would no longer be principally engaged in the business of oil, gas and energy exploration, development, production, processing and marketing and such activities as may be incidental or related thereto.

SECTION 7.2.2                                                                 Liens.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)                                  Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b)                                 Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)                                  Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)                                 Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)                                  judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(f)                                    Liens on cash or cash-equivalents securing Hedging Obligations of the Borrower or any of its Restricted Subsidiaries not in excess in the aggregate of $50,000,000 for all such cash and cash equivalents;

(g)                                 Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

(h)                                 Liens required by any contract or statute in order to permit the Borrower or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

(i)                                     Liens which exist prior to the time of acquisition upon any assets acquired by the Borrower or any Restricted Subsidiary (including Liens on assets of any Person at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or a Restricted Subsidiary), provided that (i) the Lien shall attach solely to the assets so acquired (or of the Person so acquired, merged or consolidated), and (ii) in the case of Liens securing Indebtedness the aggregate principal amount of all Indebtedness of Restricted Subsidiaries secured by such Liens shall be permitted by the limitations set forth in Section 7.2.5;

(j)                                     Liens securing Indebtedness owing by any Restricted Subsidiary to the Borrower;

(k)                                  Liens under operating agreements, unitization agreements, pooling orders, and similar arrangements;

(l)                                     Liens set forth on Schedule 7.2 which are existing on the Effective Date;

(m)                               Liens on debt of or equity interests in a Person that is not a Restricted Subsidiary;

(n)                                 Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses of this Section or of any Indebtedness secured thereby; provided that in the case of Liens securing Indebtedness, the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property or revenue subject of the Lien extended, renewed or replaced (plus improvements on such property); and

(o)                                 additional Liens upon assets of the Borrower and its Restricted Subsidiaries created after the date hereof, provided that (i) the aggregate Indebtedness secured thereby and incurred on or after the date hereof shall not exceed two and one-half percent (2 ½%) of Stockholders’ Equity in the aggregate at any one time outstanding and (ii) that such Liens do not encumber or attach to any equity interest in a Restricted Subsidiary.

SECTION 7.2.3                                                                 Financial Covenants.  The Borrower will not:

(a)                                  EBITDAX to Total Interest Expense.  Permit the ratio of EBITDAX to Total Interest Expense for any consecutive period of four fiscal quarters ending on the last day of a fiscal quarter to be less than 4.0:1.0.

(b)                                 Total Debt to Capitalization.  Permit the Total Debt to Capitalization Ratio, expressed as a percentage, to exceed 60% at any time.

(c)                                  Minimum Total Asset Value.  Permit the Total Asset Value of its Restricted Subsidiaries to be less than $800,000,000 at any time.

SECTION 7.2.4                                                                 Restricted Payments, etc.  On and at all times after the Effective Date, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Restricted Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, if, after giving effect thereto, a Default or an Event of Default shall have occurred and be continuing or been caused thereby.

SECTION 7.2.5                                                                 Indebtedness.  The Borrower will not permit any of its Restricted Subsidiaries to contract, create, incur or assume any Indebtedness, except:

(a)                                  Indebtedness of a Restricted Subsidiary owed to the Borrower or an other Restricted Subsidiary;

(b)                                 Indebtedness of a Restricted Subsidiary which exists prior to the time of the acquisition of such Subsidiary by the Borrower or any Restricted Subsidiary (including Indebtedness at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or a Restricted Subsidiary) and any extensions, renewals or replacements of such Indebtedness, provided that the aggregate principal amount of such Indebtedness and any extensions, renewals or replacements thereof shall not exceed the principal amount of such Indebtedness at the time such Person becomes a Subsidiary; and

(c)                                  other Indebtedness in an aggregate amount not to exceed an amount equal to five percent (5%) of Stockholders’ Equity.

SECTION 7.2.6                                                                 Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Restricted Subsidiary, and the assets or stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; and (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Restricted Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger (as long as the Borrower or such Restricted Subsidiary is the surviving entity).

SECTION 7.2.7                                                                 Negative Pledges, Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness not prohibited under this Agreement) prohibiting the creation or assumption of any Lien upon its material properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.  The foregoing shall not prohibit agreements entered into or acquired in the ordinary course of business regarding specific properties or assets which restrict or place conditions the transfer of or the creation of a Lien on such properties or assets or the revenues derived therefrom, but which do not affect other unrelated properties, assets or revenues. The Borrower will not and will not permit any of its Restricted Subsidiaries to enter into any agreement prohibiting the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower.

ARTICLE VIII
EVENTS OF DEFAULT

SECTION 8.1                          Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1                                                                 Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, of any fee hereunder or of any other Obligation.

SECTION 8.1.2                                                                 Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to Article V is or shall be incorrect in any material respect when made or deemed made.

SECTION 8.1.3                                                                 Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.2, 7.2.3, 7.2.6 or 7.2.7; provided that the imposition of any non-consensual Lien that is not permitted to exist pursuant to Section 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty (30) days after the date of such imposition.

SECTION 8.1.4                                                                 Non-Performance of Other Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this Section 8.1) or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent.

SECTION 8.1.5                                                                 Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Restricted Subsidiaries having a principal amount, individually or in the aggregate, in excess of $35,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6                                                                 Judgments.  Any judgment or order for the payment of money in excess of $35,000,000 shall be rendered against the Borrower or any of its Restricted Subsidiaries if such excess is not fully covered by valid and collectible insurance in respect thereof, the payment of which is not being disputed or contested by the insurer or the insurers, and either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

SECTION 8.1.7                                                                 Pension Plans.  Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan in excess of $35,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA to the extent such action could reasonably be expected to have a Material Adverse Effect.

SECTION 8.1.8                                                                 Change in Control.  Any Change in Control shall occur.

SECTION 8.1.9                                                                 Bankruptcy, Insolvency, etc.  The Borrower or any of its Restricted Subsidiaries shall  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Restricted Subsidiaries or any substantial portion of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Restricted Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Restricted Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Restricted Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Restricted Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2                          Action if Bankruptcy.  If any Event of Default described in Section 8.1.9 shall occur with respect to the Borrower or any Restricted Subsidiary, the

Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3                          Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 8.1.9 with respect to the Borrower or any Restricted Subsidiary) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Borrowings and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and/or the Commitments shall terminate.

ARTICLE IX
THE AGENTS

SECTION 9.1                          Actions.  Each Lender hereby appoints (i) JPMorgan as the Agent under this Agreement and each other Loan Document, (ii) Wachovia Bank, National Association, as Syndication Agent under this Agreement and each other Loan Document, and (iii) Société Générale, Citibank, N.A., Deutsche Bank AG New York Branch and The Royal Bank of Scotland plc, as Co-Documentation Agents under this Agreement and each other Loan Document.  Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Each Lender acknowledges that none of the Syndication Agent and the Co-Documentation Agents have any duties or obligations under this Agreement or any other Loan Document in connection with their capacity as either the Syndication Agent or a Co-Documentation Agent, respectively.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agents, pro rata according to such Lender’s Percentage, WHETHER OR NOT RELATED TO ANY SINGULAR, JOINT OR CONCURRENT NEGLIGENCE OF THE AGENTS, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys’ fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent’s gross negligence or willful misconduct.  None of the Agents shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of any Agent shall be or become inadequate, in such Agent’s determination, as the case may be, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents shall have any duties or responsibilities, except as expressly set forth herein, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

SECTION 9.2                          Funding Reliance, etc.  Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Central time, on the day prior to a Borrowing (except with respect to a Borrowing comprised of Base Rate Loans, in which case notice shall be given no later than 12:00 noon, Central time, on the date of the proposed Borrowing) that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate.

SECTION 9.3                          Exculpation.  None of the Agents and their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.  Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action.  Each of the Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4                          Successor.  Any of the Agents may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders.  If the Agent at any time shall resign, the Required Lenders may appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

After a retiring Agent’s resignation hereunder as a Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement, and Section 10.4 (and, with respect to the Agent, Section 10.3) shall continue to inure to its benefit.

SECTION 9.5                          Loans by the Agents.  Each of the Agents shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates and may exercise the same as if it were not a Agent.  Each of the Agents and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not a Agent hereunder.

SECTION 9.6                          Credit Decisions.  Each Lender acknowledges that it has made its own credit decision to extend its Commitments hereunder (i) independently of each of the Agents and each other Lender, and (ii) based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate.  Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document (i) independently of each of the Agents and each other Lender, and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

SECTION 9.7                          Copies, etc.  The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).  The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

ARTICLE X
MISCELLANEOUS PROVISIONS

SECTION 10.1                    Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) modify this Section 10.1, change the definition of “Required Lenders”, reduce any fees described in Article III, change the schedule of reductions to the Commitments provided for in Section 2.3, release any collateral security except as otherwise specifically provided in any Loan Document or extend the Maturity Date, shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or  reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender which made such Loan; or (d) affect adversely the interests, rights or obligations of any Agent as Agent shall be made without the consent of such Agent; provided, further, that no such amendment, modification or waiver which would either increase any Commitment, Commitment Amount or the Percentage of any Lender, or modify the rights, duties or obligations of any Agent, shall be effective without the consent of such Lender or such Agent, as applicable.  No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2                    Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Borrower, to:

Noble Energy, Inc.
350 Glenborough, Suite 100
Houston, TX 77067
	Attention:	James L. McElvany
	Telephone No.:	(281) 872-3100
	Facsimile No.:	(281) 872-3111

(b)	if to the Agent, to:

Agency Services
JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
	Attention:	Muniram Appanna
	Telephone No.:	(212) 552-7943
	Facsimile No.:	(212) 552-3295

With a copy to:

JPMorgan Chase Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
	Attention:	Peter Licalzi
	Telephone:	713-216-8869
	Facsimile No.:	713-216-4117

And in connection with business-related matters, with a copy to:

JPMorgan Chase Bank

Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Robert C. Mertensotto
Telephone:	713-216-4147
Facsimile No.:	713-216-8870

(c)                                  if to the Syndication Agent, any Co-Documentation Agent or any other Lender, to it at its address (or telecopy number) provided to the Agent and the Borrower or as set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.3                    Payment of Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of (i) the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw) in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document and (ii) the Agent and the Lenders in connection with the enforcement by the Lenders or the Agent of, or the protection of rights under, this Agreement and each other Loan Document.  The Agent, the other Agents, the Arranger and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Agent, the other Agents, the Arranger or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower.  Each Lender agrees to reimburse the Agent on demand for such Lender’s pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower.  In addition, the Borrower agrees to pay, and to save the Agent, the other Agents, the Arranger, and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

SECTION 10.4                    Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNIFIED PARTIES, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to  any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;  the entering into and performance of this

Agreement and any other Loan Document by any of the Indemnified Parties; any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Restricted Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Arranger or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Restricted Subsidiaries of any Hazardous Material; or  the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the relevant Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5                    Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

SECTION 10.6                    Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7                    Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8                    Governing Law; Entire Agreement.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.  This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.9                    Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.10.

SECTION 10.10              Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments.  Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

SECTION 10.10.1                                                     Assignments.  Any Lender (a) with the written consents of the Borrower (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing) and the Agent (which consents of the Borrower, if applicable, and the Agent shall not be unreasonably delayed or withheld), may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender or Lender Affiliate (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitments and which shall be of equal pro rata shares of the Facility) in a minimum aggregate amount of $10,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender, (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, (iii) such Assignee Lender shall have delivered to the Agent an Administrative Questionnaire, and (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents.  Accrued interest on that part of the predecessor Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement.  Accrued interest on that part of the predecessor Loans and Commitments shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.  Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

SECTION 10.10.2                                                     Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.10 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.  The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 10.4, shall be considered a Lender; provided that this sentence shall not obligate the Borrower to pay more under such Sections that it would be obligated to pay had no such participation been granted.

SECTION 10.10.3                                                     Pledge by Lender.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.11              Other Transactions.  Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12              Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by any Person or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates.  For the purposes of this Section, “Information” means all information received from Borrower or its Affiliate relating to Borrower and its Subsidiaries or their business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Affiliates.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13              Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE BORROWER, THE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS.  THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.14              Waiver of Jury Trial.  THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.15              NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOBLE ENERGY, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, individually as a Lender and as the Administrative Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender and as the Syndication Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, individually as a Lender and as a Co-Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., individually as a Lender and as a Co-Documentation Agent

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, individually as a Lender and as a Co- Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, individually as a Lender and as a Co- Documentation Agent

By:
Name:
Title:

BNP PARIBAS, individually as a Lender and as a Co-Agent

By:
Name:
Title:

CREDIT LYONNAIS, NEW YORK BRANCH, individually as a Lender and as a Co-Agent

By:
Name:
Title:

THE BANK OF NEW YORK, individually as a Lender

By:
Name:
Title:

DEN NORSKE BANK ASA, individually as a Lender

By:
Name:
Title:

By:
Name:
Title:

KBC BANK, N.V., individually as a Lender

By:
Name:
Title:

COMPASS BANK, individually as a Lender

By:
Name:
Title:

SCHEDULE I

DISCLOSURE SCHEDULE

ITEM 5.1.5                                      Material Adverse Change.  None.

ITEM 6.5                                               Financial Information.  None.

ITEM 6.7                                               Litigation.  None.

ITEM 6.10                                         Employee Benefit Plans. Noble Energy, Inc. and Samedan Oil Corporation provide subsidized health care and life insurance benefits to their early retirees (retirees who have completed at least twenty years of service or retirees who have attained age 55 and completed at least five years of service) for the period of their retirement prior to attaining age 65.

1

SCHEDULE II

SCHEDULE OF COMMITMENTS

NAME OF LENDER	COMMITMENTS
JPMorgan Chase Bank	$27,065,000.00
Wachovia Bank, National Association	$27,065,000.00
Citibank, N.A.	$22,500,000.00
Société Générale	$20,000,000.00
Deutsche Bank AG New York Branch	$20,000,000.00
The Royal Bank of Scotland plc	$20,000,000.00
BNP Paribas	$17,500,000.00
Credit Lyonnais, New York Branch	$17,500,000.00
The Bank of New York	$10,000,000.00
Den Norske Bank ASA	$10,000,000.00
KBC Bank, N.V.	$6,700,000.00
Compass Bank	$1,670,000.00
TOTAL	$200,000,000

1

SCHEDULE 6.8

SUBSIDIARIES

Name	State or Jurisdiction of Organization	Ownership %	Restricted/ Unrestricted Subsidiary
Noble Gas Marketing, Inc.	Delaware	100% owned by Noble Energy, Inc.	Unrestricted
Noble Gas Pipeline, Inc.	Delaware	100% owned by Noble Gas Marketing, Inc.	Unrestricted
Noble Trading, Inc.	Delaware	100% owned by Noble Energy, Inc.	Unrestricted
NPM, Inc.	Delaware	100% owned by Noble Energy, Inc.	Restricted
Samedan Oil Corporation	Delaware	100% owned by Noble Energy, Inc.	Restricted
Samedan Oil of Canada, Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
Samedan North Sea, Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
Samedan Oil of Indonesia, Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
Samedan Pipe Line Corporation	Delaware	100% owned by Samedan Oil Corporation	Restricted
Samedan Royalty Corporation	Delaware	100% owned by Samedan Oil Corporation	Restricted
Comin 1989 Partnership	Oklahoma	52.267% general partnership interest owned by Samedan Royalty Corporation	Restricted
Samedan of Tunisia, Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
Samedan, Mediterranean Sea, Inc.	Delaware	100% owned by Samedan Oil Corporation	Unrestricted
Samedan of North Africa, Inc.	Delaware	100% owned by Samedan Oil Corporation	Unrestricted
Samedan Vietnam Limited	Cayman Islands	100% owned by Samedan of North Africa, Inc.	Unrestricted
EDC Ireland	Cayman Islands	100% owned by Samedan of North Africa, Inc.	Unrestricted

1

Name	State or Jurisdiction of Organization	Ownership %	Restricted/ Unrestricted Subsidiary
Samedan International	Cayman Islands	100% owned by Samedan of North Africa, Inc.	Unrestricted
Machalapower Cia. Lpda.	Cayman Islands	100% owned by Samedan International	Unrestricted
Samedan, Mediterranean Sea	Cayman Islands	100% owned by Samedan International	Unrestricted
Samedan Transfer Sub	Cayman Islands	100% owned by Samedan International	Unrestricted
Temin 1987 Partnership	Oklahoma	50.35% general partnership interest owned by Samedan Oil Corporation and 5.263% general partnership interest owned by Samedan Royalty Corporation	Restricted
Energy Development Corporation (Argentina), Inc.	Delaware	100% owned by Samedan Oil Corporation	Unrestricted
Energy Development Corporation (China), Inc.	Delaware	100% owned by Samedan Oil Corporation	Unrestricted
Energy Development Corporation (HIPS), Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
EDC Ecuador Ltd.	Delaware	100% owned by Samedan Oil Corporation	Unrestricted
EDC Ecuador Limited	Cayman Islands	100% owned by EDC Ecuador Ltd.	Unrestricted
EDC Australia Ltd.	Delaware	100% owned by Samedan Oil Corporation	Restricted

2

Name	State or Jurisdiction of Organization	Ownership %	Restricted/ Unrestricted Subsidiary
EDC Portugal Ltd.	Delaware	100% owned by Samedan Oil Corporation	Restricted
Gasdel Pipeline System Incorporated	New Jersey	100% owned by Samedan Oil Corporation	Restricted
Producers Service, Inc.	New Jersey	100% owned by Samedan Oil Corporation	Restricted
HGC, Inc.	Delaware	100% owned by Samedan Oil Corporation	Restricted
EDC (UK) Limited	Delaware	100% owned by Samedan Oil Corporation	Restricted
EDC Denmark, Inc.	Delaware	100% owned by EDC (UK) Limited	Restricted
EDC (Europe) Limited	England	100% owned by EDC Denmark, Inc.	Restricted
EDC (ISE) Limited	Scotland	100% owned by EDC (Europe) Limited	Restricted
EDC (Oilex) Limited	England	100% owned by EDC (Europe) Limited	Restricted
Brabant Oil Limited	England	100% owned by EDC (Europe) Limited	Restricted
LaTex Resources Inc.	Colorado	100% owned by Noble Energy, Inc.	Unrestricted

3

SCHEDULE 7.2

EXISTING LIENS

NONE

1

EXHIBIT 2.5

BORROWING REQUEST

JPMorgan Chase Bank, as Administrative Agent
Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention:	Muniram Appanna
Telephone No.:	(212) 552-7943
Facsimile No.:	(212) 552-3295

JPMorgan Chase Bank, as Administrative Agent
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Peter Licalzi
Telephone:	713-216-8869
Facsimile:	713-216-4117

NOBLE ENERGY, INC.

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.5 of the 364-Day Credit Agreement, dated as of November 27, 2002 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Noble Energy, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Agent”), Wachovia Bank, National Association, as syndication agent, Société Générale, Citibank, N.A., Deutsche Bank AG New York Branch, and The Royal Bank of Scotland plc, as co-documentation agents, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a [Revolving] [Term] Loan be made in the aggregate principal amount of $                    on               ,               as a [Eurodollar Loan having an Interest Period of               months] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the

1

application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be	Person to be Paid		Name, Address, etc.
Transferred	Name	Account No.	of Transferee Lender
$			Attention:
$			Attention:
Balance of such proceeds	The Borrower		Attention:

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this                day of                        , 200  .

NOBLE ENERGY, INC.

By
Name:
Title:

2

EXHIBIT 2.6

CONTINUATION/CONVERSION NOTICE

JPMorgan Chase Bank, as Administrative Agent
Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Attention:	Muniram Appanna
Telephone No.:	(212) 552-7943
Facsimile No.:	(212) 552-3295

JPMorgan Chase Bank, as Administrative Agent
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Peter Licalzi
Telephone:	713-216-8869
Facsimile:	713-216-4117

NOBLE ENERGY, INC.

Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.6 of the 364-Day Credit Agreement, dated as of November 27, 2002 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Noble Energy, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Agent”), Wachovia Bank, National Association, as syndication agent, Société Générale, Citibank, N.A., Deutsche Bank AG New York Branch, and The Royal Bank of Scotland plc, as co-documentation agents, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                                   , 200  ,

(1)                                  $                       of the presently outstanding principal amount of the [Revolving] [Term] Loans originally made on                  , 200   [and $                   of the presently outstanding principal amount of the [Revolving] [Term] Loans originally made on                    , 200  ],

(2)                                  and all presently being maintained as [Base Rate Loans] [Eurodollar Loans] [Term Loans],

1

(3)                                  be [converted into] [continued as],

(4)                                  [Eurodollar Loans having an Interest Period of                  months] [Base Rate Loans].

The Borrower hereby:

(a)                                  certifies and warrants that no Default or Event of Default has occurred and is continuing; and

(b)                                 agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this           day of                 , 200   .

NOBLE ENERGY, INC.

By
Name:
Title:

2

EXHIBIT 2.9

FORM OF LENDER CERTIFICATE

              , 200

To:                              JP MORGAN CHASE BANK,

as Administrative Agent

Reference is made to that certain 364-Day Credit Agreement, dated as of November 27, 2002 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Noble Energy, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Agent”), Wachovia Bank, National Association, as syndication agent, Société Générale, Citibank, N.A., Deutsche Bank AG New York Branch, and The Royal Bank of Scotland plc, as co-documentation agents, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

[Language for Existing Lender]

[                                            Please be advised that the undersigned has agreed to increase its Commitment under the Credit Agreement effective                , 200    from $                       to $                       and (b) that it shall continue to be a party in all respect to the Credit Agreement and the other Loan Documents.]

[Language for New Lender]

[                                            Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective                       , 200    with a Commitment of $                       and (b) that it shall be deemed to be a party in all respect to the Credit Agreement and the other Loan Documents.]

Very truly yours,

By:
Name:
Title:

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Accepted and Agreed:

JPMORGAN CHASE BANK, as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

NOBLE ENERGY, INC.

By:
Name:
Title:

2

EXHIBIT 5.1.3

[Opinion of Counsel to the Borrower]

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EXHIBIT 10.10

LENDER ASSIGNMENT AGREEMENT

To:	Noble Energy, Inc.,
as the Borrower

To:	JPMorgan Chase Bank,
as Administrative Agent

NOBLE ENERGY, INC.

Gentlemen and Ladies:

We refer to Section 10.10.1 of the 364-Day Credit Agreement, dated as of November 27, 2002 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Noble Energy, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Agent”), Wachovia Bank, National Association, as syndication agent, Société Générale, Citibank, N.A., Deutsche Bank AG New York Branch, and The Royal Bank of Scotland plc, as co-documentation agents, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This agreement is delivered to you pursuant to Section 10.10.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to Section 10.10.1 of the Credit Agreement, of the assignment and delegation to                                    (the “Assignee”) of      % of the Loans and Commitments of                       (the “Assignor”) outstanding under the Credit Agreement on the date hereof.  After giving effect to the foregoing assignment and delegation, the Assignor’s and the Assignee’s Percentages for the purposes of the Credit Agreement are set forth opposite such Person’s name on the signature pages hereof.

[Add paragraph dealing with accrued interest and fees with respect to Loans assigned, if applicable.]

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.  The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

(a)                                  the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in

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the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)                                 the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.10.1 of the Credit Agreement upon the delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and  Commitments and requests the Agent to acknowledge receipt of this document:

(A)	Address for Notices:

Institution Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

Telex (Answerback):

LIBOR Office:

Telephone:

Facsimile:

Telex (Answerback):

(B)	Payment Instructions:

The Assignee agrees to furnish to the Agent (i) the tax form required by Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Agent, duly completed by the Assignee.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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Adjusted Percentage	[ASSIGNOR]

Commitment and Loans: %
By:
Name:
Title:

Percentage	[ASSIGNEE]

Commitment and Loans: %
By:
Name:
Title:

Accepted and Acknowledged this day of , 200 ,

JPMORGAN CHASE BANK, as Administrative Agent

By:
Name:
Title:

3

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SCHEDULES AND EXHIBITS

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Schedule of Commitments
SCHEDULE 6.8	-	Subsidiaries
SCHEDULE 7.2	-	Existing Liens

EXHIBIT 2.5	-	Form of Borrowing Request
EXHIBIT 2.6	-	Form of Continuation/Conversion Notice
EXHIBIT 2.9	-	Form of Lender Certificate
EXHIBIT 5.1.3	-	Form of Opinion of Counsel
EXHIBIT 10.10	-	Form of Lender Assignment Agreement